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                                                                    EXHIBIT 10.1

                     FIRST LONDON SECURITIES CORPORATION
                         Dallas - New York - Toronto
                   2600 State Street - Dallas, Texas 75204


214-220-0693 Voice                                            Member NASD - SIPC
800-226-0699
214-220-0693 Fax

                                                                    CONFIDENTIAL


                                                              September 13, 1996



Board of Directors
RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida 33431

Attention:  Mr. Gary O. Marino, Chairman of the Board, President, and CEO

Gentlemen:

        This letter outlines the terms upon which First London Securities Corporation ("FLSC" or the "Agent") proposes to be engaged by RailAmerica, Inc. (the "Company") to act as the exclusive agent (except as otherwise provided herein) in connection with the placement of securities (the "Offering") for the Company. It is currently contemplated that the Offering, subject to satisfactory completion of our due diligence, will be structured as an offering of common stock in the range of 250,000 and 1,250,000 shares, at a negotiated discount to the then current market price. The Agent will conduct all sales and solicitation efforts of the Offering to institutional and accreditated individual investors. The anticipated completion of the Offering is expected by September 30, 1996.

        1. The Company, with the Agent's assistance, will prepare a Confidential Offering Memorandum (the "Memorandum"). The Company represents that the Memorandum will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Additionally, representatives of the Company shall be available at reasonable times to answer questions of, and to provide additional information to, any potential investors.



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Board or Directors
RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida  33431
09/13/96
Page 2

        2. The Agent agrees to use its best efforts to complete the private placement of securities contemplated here. The terms of the Offering shall be subject to mutual agreement of the Company and each investor in the Offering. The Agent will contact potential investors, assist in the negotiation and the structuring of the investment in the Company, and provide related services that may facilitate the successful completion of the Offering. The Agent will conduct all sales and solicitation efforts in a manner consistent with your intent that the Offering be an exempt transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").
                The Company shall advise use of those states in which the securities have been qualified or exempted under the appropriate securities laws.

        3. As compensation for its services under this Agreement, the Agent will receive a placement fee equal to five percent of the gross proceeds raised on behalf of the Company (the "Placement Fee") and a unaccountable expense fee equal to one percent of the gross proceeds raised on behalf of the Company (the "Expense Fee"). Payment of such Placement Fee and the Expense Fee shall be subject to and a condition of the closing of the Offering. If more than one closing is required to complete the Offering, only the pro rata portion of the Placement and Expense Fees applicable to each closing shall be payable at such closing. In addition, at the initial closing and any subsequent closings, the Company agrees to issue to its Agent one year warrants to purchase additional Securities of the Company equal to 10% of the total number of Securities placed by the Agent as a purchase price per Security equal to 115% of the market bid price of the Securities at the time of the pricing of the Offering.

                Upon the execution of this agreement by the Company, the Company agrees to pay FLSC a unaccountable expense advance of $5,000.00, to be deducted from the Expense Fee at closing. In addition, whether or not the Offering is completed, the Company agrees to reimburse the Agent for its out-of-pocket expenses including fees and expenses of our counsel, if any, in connection with the Offering. Agent will not incur any reimbursable expenses in excess of $1,000.00 without prior written approval from the Company. If the Offering is completed, such expenses will be deducted from the Expense Fee.

        4. The Company represents and warrants that no person or organization other than FLSC is, as a result of any action by the Company, entitled to compensation for

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Board of Directors
RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida  33431
09/13/96
Page 3


                services as a finder, broker, placement agent, or investment banker in connection with the Offering.

        5. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act of 1933, as amended, against any lawsuits, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Agent or such controlling person may become subject related to or arising out of our engagement hereunder including, without limitation, the use and content of the Memorandum, and will reimburse the Agent and each such controlling person for all legal and other expenses incurred in connection with investigating or defending any such lawsuit, claim, damage, liability, action or proceeding whether or not in connection with pending or threatened litigation in which the Agent or any of its directors, officers, agents, employees and controlling persons is a party; provided, however, that the Company will not be liable in any case (except cases arising out of the use or content of the Memorandum) for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Agent or the party claiming a right to indemnification. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                In case any proceeding shall be instituted involving any person in respect to whom indemnity may be sought, such person (the "indemnified party") shall promptly notify the Company, and the Company, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the Company may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense, except that the Company shall pay as incurred the fees and expenses of counsel retained by the indemnified party in the vent that (i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding including both the Company and the indemnified party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the indemnified party, due to actual or potential differing interests between them. The Company shall not be liable
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Board of Directors
RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida  33431
09/13/96
Page 4


                for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified party to the extent set forth in this letter.

        Delivered herewith are two identical copies of this letter. If the foregoing accurately reflects our mutual agreement with respect to the matters set forth herein, please confirm your agreement to the foregoing by signing both of the enclosed copies of this letter and returning to us one executed copy of this letter via overnight express delivery and effecting, by wire-transfer or certified check, payment of the non-accountable expense advance in accordance with Section 3 hereof. This letter shall expire and be null and void unless it has been executed by you and delivered to us on or prior to September 17, 1996.

        Acceptance of this letter by the Company is subject to approval by the Company's Board of Directors.

        We appreciate the opportunity to work with you and we look forward to a successful transaction as a continuation of our mutually beneficial relationship.

FIRST LONDON SECURITIES CORPORATION

By: /s/ Jesse B. Shelmire, IV
    -----------------------------
        Jesse B. Shelmire, IV
        Director, Investment Banking

Agreed to and Accepted as of the
date first above written:

RAILAMERICA, INC.



By: /s/ Gary O. Marino
    -----------------------------
        Mr. Gary O. Marino
        Chairman of the Board, President and CEO